Exhibit (p)

SUBSCRIPTION AGREEMENT

Subscription Agreement, dated as of September 16, 2026, between Clearlake Private Markets Fund, a statutory trust organized under the laws of Delaware (the “Fund”) and Clearlake Capital RIC Management, LLC (the “Adviser”).

WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund proposes to issue and sell common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to the public pursuant to a Registration Statement on Form N-2 (the “Registration Statement”) filed with the Securities and Exchange Commission; and

WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its securities.

NOW, THEREFORE, the Fund and the Adviser agree as follows:

1.

The Fund offers to sell to the Adviser, and the Adviser agrees to purchase from the Fund, 10,000 Class I Common Shares, at a price of 10.00 per share (the “Shares”) on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

2.

The Adviser represents and warrants to the Fund that it is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements contained therein.

3.	The Adviser’s right under this Subscription Agreement to purchase the Shares is not assignable.

4.	The Subscription Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Fund and the Adviser have caused their duly authorized officers to execute this Subscription Agreement as of the date first above written.

CLEARLAKE PRIVATE MARKETS FUND

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Chief Executive Officer

CLEARLAKE CAPITAL RIC MANAGEMENT, LLC

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Chief Operating Officer

[Signature Page to Initial Subscription Agreement (Clearlake Private Markets Fund)]